                                   EXHIBIT 4.2

            AMENDMENT NO. 2 TO 2001 EMPLOYEE STOCK COMPENSATION PLAN


Mailkey Corporation (the "Company"), acting pursuant to the Articles of Incorporation and the Bylaws of the Company and with the authorization of the Board of Directors hereby amends, effective on this 3rd day of February 2005, the 2001 Employee Stock Compensation Plan, as amended on or about September 16, 2003 (the "Plan"), as set forth herein (the "Amendment"):


        WHEREAS, on February 1, 2001 the Company implemented the Plan in order to attract, retain, and compensate persons for performance of valuable services on behalf of the Company;

        WHEREAS, on or about September 16, 2003, in order to adjust the number of awardable Plan Shares upward following a reverse stock split, the Company amended the Plan to increase the number of Plan Shares awardable under the Plan to 5,010,000 shares;

        WHEREAS, the Company desires to further amend the Plan to increase the shares awardable under the Plan from 5,010,000 to 15,000,000 Plan Shares;

        NOW THEREFORE, the Company amends the Plan as follows:

        1. All capitalized terms, unless specifically defined in this Amendment, shall have the meaning as defined in the Plan.

        2. The section of the Plan entitled "Stock Subject to the Plan" is deleted in its entirety and replaced as follows:

        The maximum number of Plan Shares which may be awarded under this Plan is 15,000,000 shares.

        3. The section of the Plan entitled "Miscellaneous Provisions" is modified to in indicate that the administration of the Plan shall be in the state of the Company's principal executive offices and the validity, construction, interpretation and effect of the Plan and its rules, regulations, and rights relating to the Plan shall be governed solely by the laws of the State of Nevada.

        4. Except as otherwise set forth in this Amendment, the Plan remains in full force and effect.

By signature below, the undersigned officer of the Company hereby certifies the foregoing.

Dated: February 3, 20005

                                    MAILKEY CORPORATION


                                    By     ______________________________
                                    Its:   Authorized Officer